PROMISSORY NOTE

$1,000,000.00                                                                                                                                                                                                        Dated:  February 11  , 2008

FOR VALUE RECEIVED, the undersigned, Red Mile, Inc. and its subsidiaries (collectively, the “Borrower”), HEREBY PROMISES TO PAY to the order of Tiger Paw Capital Corp. (the “Lender”) UPON DEMAND or upon Final Maturity (as hereinafter defined) the principal sum of One Million Dollars ($1,000,000.00) or, if less, the aggregate principal amount of the advances made by Lender to Borrower (each, an “Advance”), pursuant to that certain Revolving Line of Credit Agreement, dated as of February 11, 2008, between Borrower and Lender (as amended or modified from time to time, the “Credit Agreement”) (capitalized terms defined therein and not otherwise defined herein being used herein are therein defined).

Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full or until such amount is converted into an Alternative Financing (as defined in the Credit Agreement), at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Lender, at its office located at 1802 16th Street SW, Calgery, Alberta, T2T E42, or at such other address as the Lender may specify in writing from time to time, in same-day funds.  Each Advance owing to Lender by Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

This Promissory Note is the Promissory Note referred to in, and is entitled to the benefits of, the Credit Agreement and secured by a Security Agreement also referred to in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above-mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (b) contains provisions for acceleration of the maturity and additional payments hereof upon the happening of certain stated events, including but not limited to a trade sale of the Borrower, and also prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

In the event Lender converts amounts outstanding under this promissory note into an Alternative Financing, this promissory note will automatically expire.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Borrower has caused its duly authorized officer to sign and deliver this Promissory Note with the intent to be legally bound hereby, as of February 11_ , 2008.

WITNESS:                                                                                     RED MILE ENTERTAINMENT, INC.

________________________________                             By:          ____________________________
Name:                                                                                             Name:     ____________________________
Title:       ____________________________

Acknowledged and Accepted:

TIGER PAW CAPITAL CORP.

By:      ____________________________
Name:  ____________________________
Title:    ____________________________

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By